Exhibit 99.2
NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
(UNAUDITED)
DISCLAIMER:
The Company strongly encourages investors to read its annual and quarterly filings with the Securities and Exchange Commission (the “SEC Filings”), including the financial statements and description of risk factors therein. Although certain information included in this chart is intended to be identical to information in the SEC Filings, in the event of a conflict between information included in the SEC Filings and in this chart, the SEC Filings should be relied upon. Other information included in this chart represents financial metrics compiled by the Company for internal use in analyzing certain aspects of its business (the “Internal Metrics”). The internal Metrics represent management’s good faith estimates as of the date of this chart, and the Company makes no representations as to either their accuracy or completeness. The Company disclaims any obligation to update this chart to reflect future events or circumstances or to correct inaccuracies an historical information.

	2008	2007				Full Year
All numbers in $000s except Per Share, People data and
percentages	Q1	Q4	Q3	Q2	Q1	2007	2006
Revenues Before Reimbursements	$184,294	$179,693	$167,057	$169,650	$164,838	$681,238	$605,105
Reimbursements	22,845	23,595	23,790	19,983	18,452	85,820	76,640
Total Revenues	207,139	203,288	190,847	189,633	183,290	767,058	681,745
Y/Y Growth rate	13%	13%	11%	15%	10%	13%	18%
Q/Q Growth rate	2%	7%	1%	3%	2%	N/A	N/A

Geographic Revenues as % of Total
U.S. Operations	85%	84%	85%	86%	89%	86%	91%
Non U.S. Operations	15%	16%	15%	14%	11%	14%	9%

Cost of Services Before Reimbursements	113,073	109,544	104,405	105,849	101,234	421,032	349,103
% of Revenues Before Reimbursements	61%	61%	62%	62%	61%	62%	58%

General & Administrative Expenses	38,013	37,203	35,680	34,144	34,403	141,430	127,579
% of Revenues Before Reimbursements	21%	21%	21%	20%	21%	21%	21%

EBITDA (1)	32,558	25,683	23,675	29,657	27,924	106,939	121,023
% of Revenues Before Reimbursements	18%	14%	14%	17%	17%	16%	20%
Adjusted EBITDA (1)	33,208	32,946	26,972	29,657	29,201	118,776	128,423
% of Revenues Before Reimbursements	18%	18%	16%	17%	18%	17%	21%

Operating Income	23,298	16,713	14,108	21,878	20,567	73,266	97,664
% of Revenues Before Reimbursements	13%	9%	8%	13%	12%	11%	16%

Net Income	10,906	5,976	4,733	11,350	11,337	33,396	52,974
% of Revenues Before Reimbursements	6%	3%	3%	7%	7%	5%	9%
Y/Y Growth rate	-4%	-64%	-45%	-19%	-18%	-37%	6%
Q/Q Growth rate	82%	26%	-58%	0%	-32%	N/A	N/A

Net Income Per Diluted Share	0.23	0.13	0.10	0.21	0.20	0.66	0.97
Adjusted Net Income Per Diluted Share(2)	0.25	0.22	0.14	0.21	0.22	0.80	1.05
Shares used in computing income per diluted share	46,838	46,533	46,462	54,126	55,907	50,757	54,703

Balance Sheet
Cash and cash equivalents	7,632	11,656	21,149	19,691	21,173	11,656	11,745
Trade accounts receivable, net	206,567	189,616	202,097	195,970	179,876	189,616	168,062
Days sales outstanding	83	77	90	87	81	77	78
Debt	267,767	256,616	310,398	303,497	63,506	256,616	33,567

Share-based compensation expense related to consulting personnel	2,515	1,425	3,669	4,397	2,756	12,247	10,265

Employee Data (Period End)
Billable	1,896	1,944	2,009	1,907	1,928	1,944	1,871
Non-billable	561	539	557	568	536	539	494
Total	2,457	2,483	2,566	2,475	2,464	2,483	2,365

Segment Information

Business Segment Revenues
North American Dispute and Investigative Services	91,002	85,620	81,633	80,754	76,727	324,734	296,066
% of Total Revenues	44%	42%	43%	43%	42%	42%	43%
North American Business Consulting Services	96,341	98,330	91,244	94,399	95,179	379,152	356,452
% of Total Revenues	47%	48%	48%	50%	52%	49%	52%
International Consulting Operations	19,796	19,338	17,970	14,480	11,384	63,172	29,227
% of Total Revenues	10%	10%	9%	8%	6%	8%	4%

Segment Operating Profit
North American Dispute and Investigative Services	35,023	32,666	31,809	30,910	31,144	126,529	128,858
% of Revenues Before Reimbursements	42%	42%	43%	41%	44%	42%	47%
North American Business Consulting Services	33,330	33,030	29,629	30,072	31,033	123,764	123,669
% of Revenues Before Reimbursements	40%	39%	38%	37%	37%	38%	40%
International Consulting Operations	5,383	5,878	4,883	7,216	4,183	22,160	13,740
% of Revenues Before Reimbursements	32%	34%	33%	53%	44%	40%	56%

Other Operating Data

Average Billable Full Time Equivalant Headcount
North American Dispute and Investigative Services	796	811	804	790	792	790	774
North American Business Consulting Services	940	998	1,001	1,003	1,052	1,018	945
International Consulting Operations	177	176	157	97	89	154	40
Total Company	1,913	1,985	1,962	1,890	1,933	1,962	1,759
Average Bill Rate (excluding performance fees)
North American Dispute and Investigative Services	292	285	282	276	265	277	255
North American Business Consulting Services	213	196	200	203	201	200	201
International Consulting Operations	293	284	267	251	257	267	240
Total Company	254	240	238	236	230	236	226
Average Utilization (based off 1,850 hrs)
North American Dispute and Investigative Services	84%	78%	75%	76%	78%	77%	77%
North American Business Consulting Services	84%	80%	79%	76%	77%	78%	79%
International Consulting Operations	73%	66%	71%	85%	86%	75%	97%
Total Company	83%	78%	77%	77%	78%	77%	78%

(1)	See accompanying reconciliation of EBITDA and Adjusted EBITDA

(2)	Adjusted EPS excludes certain operating costs in calculating net income as provided in the accompanying schedule
Confidential & Proprietary

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO OPERATING INCOME

	2008	2007				Full Year
All numbers in $000s	Q1	Q4	Q3	Q2	Q1	2007	2006
Operating Income	23,298	16,713	14,108	21,878	20,567	73,266	97,664
Depreciation	4,165	4,274	4,189	3,995	3,721	16,179	13,400
Accelerated depreciation — office closures included in other operating costs	868	—	—	—	—	—	—
Amortization	4,227	4,696	5,378	3,784	3,636	17,494	9,959

EBITDA(3)	32,558	25,683	23,675	29,657	27,924	106,939	121,023

Operating Costs
Separation and Severance costs	—	2,663	3,348	—	1,277	7,288	—
Office consolidation (exluding depreciation above)	650	4,600	2,150	—	—	6,750	—
Gain on sale of property	—	—	(2,201)	—	—	(2,201)	—
Litigation Charge	—	—	—	—	—	—	7,400

Adjusted EBITDA(3)	33,208	32,946	26,972	29,657	29,201	118,776	128,423

(3)	EBITDA (earnings before interest, taxes, depreciation and amortization) is not a measure of financial performance under generally accepted accounting principles (GAAP). The Company believes EBITDA is useful supplemental information for investors to evaluate financial performance. This data is also used by the Company for assessment of its operating and financial results, in addition to operating income, net income and other GAAP measures. Management believes EBITDA is a useful indicator of the Company’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.
Confidential & Proprietary